Exhibit 99.1

Press Release

October 31, 2023	Contact Information:

For Immediate Release	Dave Pauli
Vice President - Investor Relations
414.223.7770

Zurn Elkay Water Solutions Reports Third Quarter 2023 Financial Results
Investor call scheduled for Wednesday, November 1, 2023 at 8:30 a.m. Eastern Time
MILWAUKEE, WI (USA) - Zurn Elkay Water Solutions Corporation (NYSE:ZWS)

Third Quarter Highlights
•Net sales in the quarter decreased 5% to $398 million compared with $418 million in last year’s September quarter (-5% core sales(1)) inclusive of the impact from previously announced and executed product line exits.
•Net income from continuing operations was $35 million (diluted EPS from continuing operations of $0.20) compared with a net loss of $19 million (diluted EPS from continuing operations of $(0.11)) in the year-ago quarter.
•Adjusted EPS(1) was $0.29 compared with $0.26 in the year-ago quarter.
•Adjusted EBITDA(1) was $96 million (24.1% of net sales) compared with $84 million (20.0% of net sales) in last year's third quarter.
•Net debt leverage(1) of 1.2x as of September 30, 2023.
•Deployed $13 million to repurchase 0.4 million shares of common stock in the quarter.
•Increased quarterly dividend per share 14% to $0.08 per share.
•In October prepaid $60 million of our outstanding Term Loan.

Todd A. Adams, Chairman and Chief Executive Officer, commented, “The third quarter represents the one-year anniversary of the Elkay transaction and we’re delighted with the progress we’ve made on the integration not only operationally, but also with the strategic growth opportunities we’ve invested in and see benefiting our growth moving forward. We delivered an exceptionally strong third quarter, as our adjusted EBITDA(1) margin of 24.1% improved by 410 basis points over the prior year, demonstrating the execution and sustainability of the integration work we’ve accomplished over the past year. Our free cash flow(1) continues to be robust, and we’re again raising our free cash flow(1) outlook to approximately $230 million for the year, against our original target of $200 million. We continue to leverage our substantial free cash flow(1) to invest in our business and return money to shareholders, having repurchased $13 million of shares in the quarter, bringing our year to date repurchases to $100 million, while increasing our dividend by 14% and reducing our net debt leverage(1) to an all-time low of 1.2x.”
Adams continued, “With respect to our end-markets, I think it’s fair to say the market has more uncertainty in it than any point over the past year. Despite some of the market uncertainty, we feel like we can continue to drive superior results in any market environment based on the inherent resilience of our business as well as the improvements we’ve made to better position ourselves strategically over time. That’s not to say we won’t be impacted by the market, but only to highlight the relative outperformance opportunity we see based on our true end-market mix exposure, retro-fit and replacement business, and perhaps most importantly, the underlying demand growth we see for filtered drinking water. As we look ahead, we have high confidence in delivering an incremental $25 million of synergies in 2024 along with robust free cash flow, which only enhances our ability to generate incremental shareholder value."

Fourth Quarter Outlook
“Based on demand trends as we exited the third quarter and the month of October, we believe sales for the fourth quarter will be around $351 million; which implies ~6% proforma core organic growth over the prior year fourth quarter and adjusted EBITDA(1) margin between 23.0% and 23.5%. This brings the full year outlook to $1.525 billion and adjusted EBITDA(1) to $336 million to $338 million (~22.1% adjusted EBITDA(1) margin at the mid-point). Additionally, we’re increasing our outlook for free cash flow(1) to $230 million."

Third Quarter 2023 Overview
Net sales were $398.4 million and $417.7 million during the three months ended September 30, 2023 and September 30, 2022, respectively, a decrease of 5% year over year. Core sales decreased 5% year over year as a result of lower year-over-year demand associated with products sold into our residential end markets, the planned exit of certain residential sink products as well as timing of shipments in the prior year as we continued working down an elevated backlog during the three months ended September 30, 2022.
During the three months ended September 30, 2023, income from operations was $60.1 million compared to a loss of $10.1 million during the three months ended September 30, 2022. Income from operations as a percentage of net sales increased by 1750 basis points year over year due to the benefits resulting from productivity synergies and restructuring actions related to the Elkay merger, lower material and transportation costs, and lower restructuring charges. Additionally, income from operations for the three months ended September 30, 2022 included merger costs of $33.7 million and a purchase accounting fair value adjustment of $14.6 million related to the Elkay merger.
Adjusted EBITDA(1) was $96.0 million, or 24.1% of net sales, during the three months ended September 30, 2023 compared to $83.7 million, or 20.0% of net sales, during the three months ended September 30, 2022.

(1)    Refer to "Non-GAAP Financial Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.
Core Sales
Core sales excludes the impact of acquisitions (such as Elkay), divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestitures because the nature, size and number of acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.
Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, the adjustment to state inventories at last-in first-out costs, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.
EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.
Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. “Adjusted EBITDA Margin” is the term we use to describe Adjusted EBITDA divided by net sales.
In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and when making key investment decisions and evaluating us against peers.
Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. We define Free Cash Flow Conversion as Free Cash Flow divided by net income.
Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way.
About Zurn Elkay Water Solutions
Headquartered in Milwaukee, Wisconsin, Zurn Elkay Water Solutions is a growth-oriented, pure-play water management business that designs, procures, manufactures, and markets what we believe to be the broadest sustainable product portfolio of specification-driven water management solutions to improve health, human safety and the environment. Our product portfolio includes professional grade water safety and control products, flow system products, hygienic and environmental products, and drinking water products for public and private spaces that deliver superior value to building owners, positively impact the environment and human hygiene and reduce product installation time. Additional information about Zurn Elkay Water Solutions can be found at www.zurnelkay.com.

Conference Call Details
Zurn Elkay Water Solutions will hold a conference call and webcast presentation on Wednesday, November 1, 2023, at 8:30 a.m. Eastern Time to discuss its third quarter 2023 results, provide a general business update and respond to investor questions. Zurn Elkay Water Solutions Chairman and CEO, Todd Adams, and Senior Vice President and CFO, Mark Peterson, will co-host the call and webcast. The conference call can be accessed via telephone as follows:
Domestic toll-free: 888-510-2359
International toll: 646-960-0215
Access Code: 7660247
A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.zurnelkay.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
If you are unable to participate during the live teleconference, a replay of the conference call will be available two hours after the call's completion until 10:59 p.m. Central Time, November 8, 2023. To access the replay, please dial 800-770-2030 (domestic) or 647-362-9199 (international). The Conference ID for the replay is: 7660247. The replay will also be available as a webcast on the Company's investor relations website.
Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions as of the date of this release, and Zurn Elkay Water Solutions assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our report on Form 10-K for the period ended December 31, 2022, as well as the Company’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net sales	$398.4	$417.7	$1,173.7	$941.5
Cost of sales	228.5	277.3	681.5	585.4
Gross profit	169.9	140.4	492.2	356.1
Selling, general and administrative expenses	92.9	124.3	277.7	236.6
Restructuring and other similar charges	2.2	11.7	11.9	13.1
Amortization of intangible assets	14.7	14.5	44.0	19.1
Income (loss) from operations	60.1	(10.1)	158.6	87.3
Non-operating expense:
Interest expense, net	(9.9)	(8.0)	(29.8)	(18.0)
Other income (expense), net	(2.5)	0.6	(3.3)	0.3
Income (loss) before income taxes	47.7	(17.5)	125.5	69.6
Provision for income taxes	(12.5)	(1.6)	(34.8)	(22.9)
Net income (loss) from continuing operations	35.2	(19.1)	90.7	46.7
Income from discontinued operations, net of tax	6.2	—	8.1	0.8
Net income (loss)	$41.4	$(19.1)	$98.8	$47.5

Basic net income (loss) per share:
Continuing operations	$0.20	$(0.11)	$0.52	$0.33
Discontinued operations	$0.04	$—	$0.05	$0.01
Net income (loss)	$0.24	$(0.11)	$0.57	$0.33
Diluted net income (loss) per share:
Continuing operations	$0.20	$(0.11)	$0.51	$0.32
Discontinued operations	$0.04	$—	$0.05	$0.01
Net income (loss)	$0.24	$(0.11)	$0.56	$0.33
Weighted-average number of shares outstanding (in thousands):
Basic	173,276	174,867	174,632	142,699
Effect of dilutive equity awards	2,866	—	2,803	2,004
Diluted	176,142	174,867	177,435	144,703

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended September 30, 2023
(in Millions) (Unaudited)

	Three Months Ended September 30, 2023
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$398.4		$—			$398.4

EBITDA	81.8		14.2	(a)		96.0
Depreciation and amortization	(21.7)		—			(21.7)
Income from operations	60.1		14.2	(b)		74.3

Income before income taxes	47.7		21.4	(c)		69.1
Provision for income taxes and indicated rate	(12.5)	26.2%	(5.1)		23.8%	(17.6)	25.5%
Net income from continuing operations	35.2		16.3			51.5

Income from discontinued operations, net of tax	6.2		(6.2)			—
Net income	$41.4		$10.1			$51.5

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$2.2		$2.2			$2.2
Last-in-first-out inventory adjustments	2.0		2.0			2.0
Stock-based compensation expense	10.0		10.0			—
Amortization of intangible assets	—		—			14.7
Other expense, net (1)	—		—			2.5
Total Adjustments	$14.2		$14.2			$21.4
____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended September 30, 2023
(in Millions) (Unaudited)

	Nine Months Ended September 30, 2023
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,173.7		$—			$1,173.7

EBITDA	224.9		30.5	(a)		255.4
Depreciation and amortization	(66.3)		—			(66.3)
Income from operations	158.6		30.5	(b)		189.1

Income before income taxes	125.5		47.3	(c)		172.8
Provision for income taxes and indicated rate	(34.8)	27.7%	(11.3)		23.9%	(46.1)	26.7%
Net income from continuing operations	90.7		36.0			126.7

Income from discontinued operations, net of tax	8.1		(8.1)			—
Net income	$98.8		$27.9			$126.7

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$11.9		$11.9			$11.9
Last-in-first-out inventory adjustments	(11.9)		(11.9)			(11.9)
Stock-based compensation expense	30.5		30.5			—
Amortization of intangible assets	—		—			44.0
Other expense, net (1)	—		—			3.3
Total Adjustments	$30.5		$30.5			$47.3

____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended September 30, 2022
(in Millions) (Unaudited)

	Three Months Ended September 30, 2022
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$417.7		$—			$417.7

EBITDA	11.5		72.2	(a)		83.7
Depreciation and amortization	(21.6)		—			(21.6)
(Loss) Income from operations	(10.1)		72.2	(b)		62.1

(Loss) Income before income taxes	(17.5)		78.3	(c)		60.8
Provision for income taxes and indicated rate	(1.6)	(9.1)%	(14.0)		17.9%	(15.6)	25.7%
Net (loss) income from continuing operations	(19.1)		64.3			45.2

Income from discontinued operations, net of tax	—		—			—
Net (loss) income	$(19.1)		$64.3			$45.2

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$11.7		$11.7			$11.7
Acquisition-related fair value adjustment	14.6		14.6			14.6
Merger costs	33.7		33.7			33.7
Last-in-first-out inventory adjustments	4.4		4.4			4.4
Stock-based compensation expense	7.8		7.8			—
Amortization of intangible assets	—		—			14.5
Other income, net (1)	—		—			(0.6)
Total Adjustments	$72.2		$72.2			$78.3
____________________
(1)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Nine Months Ended September 30, 2022
(in Millions) (Unaudited)

	Nine Months Ended September 30, 2022
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$941.5		$—			$941.5

EBITDA	118.2		81.8	(a)		200.0
Depreciation and amortization	(30.9)		—			(30.9)
Income from operations	87.3		81.8	(b)		169.1

Income before income taxes	69.6		85.1	(c)		154.7
Provision for income taxes and indicated rate	(22.9)	32.9%	(15.5)		18.2%	(38.4)	24.8%
Net income from continuing operations	46.7		69.6			116.3

Income from discontinued operations, net of tax	0.8		(0.8)			—
Net income	$47.5		$68.8			$116.3

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$13.1		$13.1			$13.1
Acquisition-related fair value adjustment	15.2		15.2			15.2
Other, net (1)	0.3		0.3			0.3
Merger costs	33.7		33.7			33.7
Last-in-first-out inventory adjustments	4.0		4.0			4.0
Stock-based compensation expense	15.5		15.5			—
Amortization of intangible assets	—		—			19.1
Other income, net (2)	—		—			(0.3)
Total Adjustments	$81.8		$81.8			$85.1

____________________
(1)Other, net includes the gains and losses from the sale of long-lived assets.
(2)Other income, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Nine Months Ended September 30, 2023 and September 30, 2022
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended		Nine Months Ended
Adjusted EBITDA	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income (loss)	$41.4	$(19.1)	$98.8	$47.5
Income from discontinued operations, net of tax	(6.2)	—	(8.1)	(0.8)
Provision for income taxes	12.5	1.6	34.8	22.9
Other (income) expense, net (1)	2.5	(0.6)	3.3	(0.3)
Interest expense, net	9.9	8.0	29.8	18.0
Income (loss) from operations	$60.1	$(10.1)	$158.6	$87.3

Adjustments
Depreciation and amortization	$21.7	$21.6	$66.3	$30.9
Restructuring and other similar charges	2.2	11.7	11.9	13.1
Stock-based compensation expense	10.0	7.8	30.5	15.5
Merger costs	—	33.7	—	33.7
Last-in first-out inventory adjustments	2.0	4.4	(11.9)	4.0
Acquisition-related fair value adjustment	—	14.6	—	15.2
Other, net (2)	—	—	—	0.3
Subtotal of adjustments	35.9	93.8	96.8	112.7
Adjusted EBITDA	$96.0	$83.7	$255.4	$200.0
____________________
(1)Other (income) expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from sale of long-lived assets.

	Three Months Ended		Nine Months Ended
Adjusted Net Income and Earnings Per Share	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income (loss)	$41.4	$(19.1)	$98.8	$47.5
Income from discontinued operations, net of tax	(6.2)	—	(8.1)	(0.8)
Amortization of intangible assets	14.7	14.5	44.0	19.1
Restructuring and other similar charges	2.2	11.7	11.9	13.1
Acquisition-related fair value adjustment	—	14.6	—	15.2
Merger costs	—	33.7	—	33.7
Last-in first-out inventory adjustment	2.0	4.4	(11.9)	4.0
Other (income) expense, net (1)	2.5	(0.6)	3.3	(0.3)
Other, net (2)	—	—	—	0.3
Tax effect on above items	(5.1)	(14.0)	(11.3)	(15.5)
Adjusted net income	$51.5	$45.2	$126.7	$116.3

GAAP diluted net income (loss) per share from continuing operations	$0.20	$(0.11)	$0.51	$0.32
Adjusted earnings per share - diluted	$0.29	$0.26	$0.71	$0.80

Weighted-average number of shares outstanding (in thousands)
GAAP basic weighted-average shares	173,276	174,867	174,632	142,699
Effect of dilutive equity securities	2,866	—	2,803	2,004
Adjusted diluted weighted-average shares	176,142	174,867	177,435	144,703
____________________
(1)Other (income) expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from the sale of long-lived assets.

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Cash provided by operating activities	$103.5	$24.6	$195.7	$12.6
Expenditures for property, plant and equipment	(4.8)	(2.3)	(15.9)	(4.3)
Free cash flow	$98.7	$22.3	$179.8	$8.3

Earnings Guidance
Earnings Outlook Reconciliation (1)	Year Ending December 31, 2023
Net income	$110 million to $112 million
Provision for income taxes	45
Interest expense, net	39
Depreciation and amortization	88
Restructuring and other similar charges	14
Stock-based compensation expense	40
Adjusted EBITDA	$336 million to $338 million
____________________
(1)Our outlook is based upon the extent of information available as of the date of this filing regarding events and conditions that will impact our future operating results for our fiscal year 2023. Our actual results may be materially impacted by events for which information is not available, such as asset impairments, purchase accounting effects related to future acquisitions, future restructuring actions, last-in first-out inventory adjustments, gains (losses) recognized on the disposal of tangible and intangible assets, gains (losses) on extinguishment of debt, actuarial gains (losses) on our defined benefit plans, and other gains (losses) related to events or conditions not yet known. Consequently, we have not included incremental gains or (losses) for these items in our forward-looking guidance since that information is not reasonably available.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Net income (loss)	$41.4	$(19.1)	$98.8	$47.5
Other comprehensive income (loss):
Foreign currency translation adjustments	(2.1)	(4.1)	1.4	(4.1)
Other comprehensive income (loss), net of tax	(2.1)	(4.1)	1.4	(4.1)
Total comprehensive income (loss)	$39.3	$(23.2)	$100.2	$43.4

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)

	(Unaudited)
	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$173.1	$124.8
Receivables, net	233.9	219.7
Inventories	284.3	366.7
Income taxes receivable	4.0	18.3
Other current assets	26.0	28.0
Total current assets	721.3	757.5
Property, plant and equipment, net	189.1	183.8
Intangible assets, net	966.0	1,009.7
Goodwill	795.3	777.0
Insurance for asbestos claims	72.1	72.1
Other assets	69.1	63.9
Total assets	$2,812.9	$2,864.0
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$6.3	$5.7
Trade payables	60.7	116.9
Compensation and benefits	25.1	19.2
Current portion of pension and postretirement benefit obligations	1.6	1.6
Other current liabilities	136.1	145.9
Total current liabilities	229.8	289.3

Long-term debt	547.9	530.2
Pension and postretirement benefit obligations	53.2	50.5
Deferred income taxes	205.5	221.4
Operating lease liability	39.6	34.2
Reserve for asbestos claims	78.9	79.0
Other liabilities	46.4	44.4
Total liabilities	1,201.3	1,249.0

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 172,623,478 at September 30, 2023 and 176,876,406 at December 31, 2022	1.7	1.8
Additional paid-in capital	2,850.4	2,853.1
Retained deficit	(1,166.9)	(1,164.9)
Accumulated other comprehensive loss	(73.6)	(75.0)
Total stockholders' equity	1,611.6	1,615.0
Total liabilities and stockholders' equity	$2,812.9	$2,864.0

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Nine Months Ended
	September 30, 2023	September 30, 2022
Operating activities
Net income	$98.8	$47.5
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	22.3	11.8
Amortization of intangible assets	44.0	19.1
Non-cash asset impairment	2.5	—
Loss on dispositions of long-lived assets	—	0.3
Deferred income taxes	(7.1)	4.1
Other non-cash expenses	1.8	5.3
Stock-based compensation expense	30.5	15.5
Changes in operating assets and liabilities:
Receivables, net	(14.0)	(34.4)
Inventories	57.7	(50.9)
Other assets	17.1	34.8
Accounts payable	(56.4)	9.7
Accruals and other	(1.5)	(50.2)
Cash provided by operating activities	195.7	12.6

Investing activities
Expenditures for property, plant and equipment	(15.9)	(4.3)
Acquisitions, net of cash acquired	—	(44.8)
Proceeds from dispositions of long-lived assets	0.3	1.3
Proceeds from insurance claims	9.0	—
Proceeds associated with divestiture of discontinued operations	—	35.0
Cash used for investing activities	(6.6)	(12.8)

Financing activities
Proceeds from borrowings of debt	13.0	85.0
Repayments of debt	(17.7)	(89.4)
Proceeds from exercise of stock options	1.9	1.9
Taxes withheld and paid on employees' share-based payment awards	(1.9)	(0.5)
Repurchase of common stock	(100.2)	—
Payment of common stock dividends	(36.6)	(20.1)
Cash used for financing activities	(141.5)	(23.1)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.7	(1.4)
Increase (decrease) in cash, cash equivalents and restricted cash	48.3	(24.7)
Cash, cash equivalents and restricted cash at beginning of period	124.8	96.6
Cash, cash equivalents and restricted cash at end of period	$173.1	$71.9